                                                                    Exhibit 21.1

Company Name                                      Country of Organization
------------                                      -----------------------
GTS Europe Holdings B.V.                          Netherlands
GTS Transatlantic Limited                         Ireland
GTS Network Services (Belgium) B.V.B.A.           Belgium
Hermes Europe Railtel (US) Inc.                   United States
GTS Carrier Services (Spain) S.L.                 Spain
GTS Carrier Services (Switzerland) GmbH           Switzerland
GTS Support Services (Belgium) B.V.B.A.           Belgium
GTS Carrier Services (Germany) GmbH               Germany
GTS Carrier Services (France) Sarl                France
GTS Carrier Services (Italy) s.r.l.               Italy
GTS Carrier Services (Denmark) Aps                Denmark
GTS Carrier Services (Ireland) Ltd.               Ireland
GTS Network (Ireland) Ltd.                        Ireland
GTS Carrier Services (Czech) s.r.o.               Czech Republic
GTS Carrier Services (Vienna) GmbH                Austria
GTS Carrier Services (Sweden) AB                  Sweden
GTS Carrier Services (UK) Limited                 United Kingdom
Ebone A/S                                         Denmark
Global TeleSystems (Denmark) A/S                  Denmark